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                                                                      EXHIBIT 99

                              RANCON REALTY FUND IV

                                  CERTIFICATION

                  In connection with the periodic report of Rancon Realty Fund IV ("the Partnership") on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Daniel L. Stephenson, General Partner of the Partnership, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that I perform the functions of chief executive officer and chief financial officer of the Partnership, and that to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership at the dates and for the periods indicated.

         A signed original of this written statement required by Section 906 has been provided to the Partnership and will retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 14, 2003                          /s/ Daniel Stephenson
                                            ------------------------------------
                                            Daniel Stephenson, General Partner
                                            Rancon Realty Fund IV